CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
THREE MONTHS ENDED DECEMBER 31, 1995
(unaudited)
                                                                       Insituform    Capitol Copy
                          CERBCO, Inc.                  CERBCO, Inc.   East,         Products,
                          Consolidated     Eliminations Unconsolidated Incorporated  Inc.

Sales                      $11,610,744              $0             $0    $6,263,183    $5,347,561
                           -----------     -----------    -----------   -----------   -----------
Costs and Expenses:
  Cost of sales              7,619,898               0              0     4,403,892     3,216,006
  Selling, general
    and administrative
    expenses                 2,092,665               0        159,591       995,598       937,476
    Total Costs and        -----------     -----------    -----------   -----------   -----------
      Expenses               9,712,563               0        159,591     5,399,490     4,153,482
                           -----------     -----------    -----------   -----------   -----------
Operating Profit
  (Loss)                     1,898,181               0       (159,591)      863,693     1,194,079
Investment Income               50,193               0         41,704         8,489             0
Equity in Earnings
  of Unconsolidated
  Affiliate                    170,571               0              0       170,571             0
Interest Expense                (2,207)              0              0             0        (2,207)
Other Income (Expense)
  - net                         15,878               0        (41,790)       53,541         4,127
Earnings (Loss) Before     -----------     -----------    -----------   -----------   -----------
  Income Taxes and
  Non-Owned
  Interests                  2,132,616               0       (159,677)    1,096,294     1,195,999

Provision for Income
  Taxes                        907,000               0              0       428,000       479,000
                           -----------     -----------    -----------   -----------   -----------
Earnings (Loss) Before
  Non-Owned
  Interests                  1,225,616               0       (159,677)      668,294       716,999

Non-Owned Interests
  in Earnings of
  Consolidated
  Subsidiaries                 693,439  (A)    693,439              0             0             0
                           -----------     -----------    -----------   -----------   -----------
NET EARNINGS (LOSS)           $532,177  (B)  $(693,439)     $(159,677)     $668,294      $716,999
                           ===========     ===========    ===========   ===========   ===========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
SIX MONTHS ENDED DECEMBER 31, 1995
(unaudited)
                                                                                     Insituform    Capitol Copy
                                CERBCO, Inc.                          CERBCO, Inc.   East,         Products,
                                Consolidated     Eliminations         Unconsolidated Incorporated  Inc.

Sales                             $22,628,751                  $0                $0      $12,471,842      $10,156,909
                                  -----------         -----------       -----------      -----------      -----------
Costs and Expenses:
  Cost of sales                    14,758,556                   0                 0        8,688,663        6,069,893
  Selling, general
    and administrative
    expenses                        4,200,022                   0           270,468        2,118,234        1,811,320
    Total Costs and               -----------         -----------       -----------      -----------      -----------
      Expenses                     18,958,578                   0           270,468       10,806,897        7,881,213
                                  -----------         -----------       -----------      -----------      -----------
Operating Profit (Loss)             3,670,173                   0          (270,468)       1,664,945        2,275,696
Investment Income                     120,786                   0            86,856           33,930                0
Equity in Earnings
  of Unconsolidated
  Affiliate                           356,522                   0                 0          356,522                0
Interest Expense                       (6,632)                  0                 0                0           (6,632)
Other Income (Expense)
  - net                                90,560                   0           (43,446)         126,199            7,807
Earnings (Loss) Before            -----------         -----------       -----------      -----------      -----------
  Income Taxes and
  Non-Owned Interests               4,231,409                   0          (227,058)       2,181,596        2,276,871

Provision for Income Taxes          1,742,000                   0                 0          852,000          890,000
                                  -----------         -----------       -----------      -----------       ----------
Earnings (Loss) Before
  Non-Owned Interests               2,489,409                   0          (227,058)       1,329,596        1,386,871

Non-Owned Interests in
  Earnings of Consolidated
  Subsidiaries                      1,366,415   (C)     1,366,415                 0                0                0
                                  -----------         -----------       -----------      -----------      -----------
NET EARNINGS (LOSS)                $1,122,994   (D)   $(1,366,415)        $(227,058)      $1,329,596       $1,386,871
                                  ===========         ===========       ===========      ===========      ===========

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
DECEMBER 31, 1995
(unaudited)
                                                                                     Insituform    Capitol Copy
                                CERBCO, Inc.                          CERBCO, Inc.   East,         Products,
                                Consolidated     Eliminations         Unconsolidated Incorporated  Inc.

ASSETS

Current Assets:
  Cash and cash
    equivalents                    $4,413,461                  $0        $1,358,523       $1,401,836       $1,653,102
  Temporary investments             1,474,300                   0         1,474,300                0                0
  Accounts receivable               8,858,654   (E)      (160,000)          160,640        6,518,817        2,339,197
  Inventories                       2,992,007                   0                 0          910,027        2,081,980
  Prepaid and refundable
    taxes                              87,963                   0            48,292           39,671                0
  Deferred income taxes                82,000                   0                 0                0           82,000
  Prepaid expenses and
    other                             399,868                   0                 0          288,303          111,565
                                  -----------         -----------       -----------      -----------      -----------
TOTAL CURRENT ASSETS               18,308,253            (160,000)        3,041,755        9,158,654        6,267,844

Investment in and
  Advances to Subsidiaries:
  Investment in subsidiaries                0   (F)   (11,388,410)       11,388,410                0                0
  Intercompany receivables and
    payables                                0                   0             2,219           12,062          (14,281)

Property, Plant and Equipment
  - net of accumulated
   depreciation                     9,657,688                   0            98,393        9,303,574          255,721

Other Assets:
  Excess of acquisition cost
    over value of net
    assets acquired - net           4,808,315   (F)     2,540,310                 0                0        2,268,005
  Investment in
    unconsolidated
    affiliate                       1,838,248                   0                 0        1,838,248                0
  Cash surrender value
    of life insurance                 440,767                   0           440,767                0                0
  Deferred income taxes                27,000                   0                 0                0           27,000
  Deposits and other                  123,286                   0            40,000           63,000           20,286
                                  -----------         -----------       -----------      -----------      -----------
TOTAL ASSETS                      $35,203,557         $(9,008,100)      $15,011,544      $20,375,538       $8,824,575
                                  ===========         ===========       ===========      ===========      ===========

PAGE

CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
DECEMBER 31, 1995
(unaudited)
                                                                                     Insituform    Capitol Copy
                                CERBCO, Inc.                          CERBCO, Inc.   East,         Products,
                                Consolidated     Eliminations         Unconsolidated Incorporated  Inc.

LIABILITIES AND
  STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and
    accrued liabilities            $3,798,527   (E)     $(160,000)          $82,985       $3,024,235         $851,307
  Deferred revenue                    504,649                   0                 0                0          504,649
  Current portion of
    long-term debt                     14,883                   0                 0                0           14,883
  Current portion of
    capital lease
    obligations                        23,334                   0                 0                0           23,334
                                  -----------         -----------       -----------      -----------      -----------
TOTAL CURRENT LIABILITIES           4,341,393            (160,000)           82,985        3,024,235        1,394,173

Long-Term Liabilities:
  Long-term debt                            0                   0                 0                0                0
  Capital lease obligations            29,794                   0                 0                0           29,794
  Deferred income taxes               900,000                   0                 0          900,000                0
  Accrued SERP liability              135,858                   0           135,858                0                0
                                  -----------         -----------       -----------      -----------      -----------
TOTAL LIABILITIES                   5,407,045            (160,000)          218,843        3,924,235        1,423,967
                                  -----------         -----------       -----------      -----------      -----------
Non-Owned Interests:                            (C)(F)
                                   13,653,759          13,653,759                 0                0                0
                                  -----------         -----------       -----------      -----------      -----------
Stockholders' Equity:
  Common stock                        115,700   (F)      (175,486)          115,700          175,486                0
  Class B stock                        31,096   (F)       (12,024)           31,096           11,904              120
  Additional paid-in
    capital                         7,431,953   (F)    (4,750,304)        7,431,953        4,000,424          749,880
  Retained earnings                             (D)(F)
                                    8,564,004         (18,753,658)        7,213,952       13,453,102        6,650,608
  Treasury stock                            0   (F)     1,189,613                 0       (1,189,613)               0
TOTAL STOCKHOLDERS'               -----------         -----------       -----------      -----------      -----------
  EQUITY                           16,142,753         (22,501,859)       14,792,701       16,451,303        7,400,608
                                  -----------         -----------       -----------      -----------      -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY            $35,203,557         $(9,008,100)      $15,011,544      $20,375,538       $8,824,575
                                  ===========         ===========       ===========      ===========      ===========

CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
DECEMBER 31, 1995
(unaudited)
(A)

Non-owned interests in earnings of subsidiaries                 $693,439
  Non-owned interests                                                             $693,439
To record non-owned interests in earnings
  of subsidiaries for the three months ended
  December 31, 1995.

(B)
Retained earnings                                               $693,439
  Current quarter earnings adjustments                                            $693,439
To close out impact of eliminating entries on
  current quarter's statement of earnings.

(C)
Non-owned interests in earnings of subsidiaries               $1,366,415
  Non-owned interests                                                           $1,366,415
To record non-owned interests in earnings
  of subsidiaries for the six months ended
  December 31, 1995.

(D)
Retained earnings                                             $1,366,415
  Current quarter earnings adjustments                                          $1,366,415
To close out impact of eliminating entries
  on six months' statement of earnings.

(E)
Accounts payable and accrued liabilities                        $160,000
  Accounts receivable                                                             $160,000
To eliminate dividend receivable from
  Capitol Copy to CERBCO at December 31, 1995.

(F)
Common stock                                                    $175,486
Class B stock                                                     12,024
Additional paid-in capital                                     4,750,304
Retained earnings                                             17,387,243
Excess of acquisition cost over value of
  net assets acquired                                          2,540,310
  Treasury stock                                                                $1,189,613
  Non-owned interests                                                           12,287,344
  Investment in subsidiaries                                                    11,388,410
To eliminate investments in consolidated
  subsidiaries.
/TABLE